[Name and Address of Proxy Solicitor]


                     INVESCO EUROPEAN SMALL COMPANY FUND
                        INVESCO SPECIALTY FUNDS, INC.

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                 MAY 20, 1999

       This proxy is being solicited on behalf of the Board of Directors of INVESCO Specialty Funds, Inc. ("Specialty Funds") and relates to the proposals with respect to Specialty Funds and to INVESCO European Small Company Fund ("European Small Company Fund"), a series of Specialty Funds. The undersigned hereby appoints as proxies [ ] and [ ], and each of them (with power of substitution), to vote all shares of common stock of the undersigned in European Small Company Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of Specialty Funds, 7800 E. Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

      The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to Specialty Funds and to European Small Company Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-525-8085 TOLL FREE OR VISIT HTTP://WWW.INVESCO.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ].


      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

       [INVXXX]             KEEP THIS PORTION FOR YOUR RECORDS

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                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                       INVESCO EUROPEAN SMALL COMPANY FUND
                          INVESCO SPECIALTY FUNDS, INC.

VOTE ON DIRECTORS                    FOR  WITHHOLD  FOR
                                     ALL    ALL     ALL
                                                    EXCEPT

4.  Election   of  the   Company's   / /   / /      / /  To withhold authority
    Board   of   Directors:    (1)                       to   vote   for  any
    Charles  W.  Brady;  (2)  Fred                       individual nominee(s),
    A. Deering;   (3)    Mark   H.                       mark "For All Except"
    Williamson;   (4)  Dr.  Victor                       and write the nominee's
    L. Andrews;  (5) Bob R. Baker;                       number  on the  line
    (6)  Lawrence H.  Budner;  (7)                       below.
    Dr. Wendy   Lee   Gramm;   (8)                       ----------------------
    Kenneth T.  King;  (9) John W.
    McIntyre;  and (10) Dr.  Larry
    Soll.

VOTE ON PROPOSALS                                      FOR     AGAINST   ABSTAIN

1. Approval   of   an    Agreement    and   Plan   of  / /      / /        / /
   Reorganization and Termination under which INVESCO
   European  Fund  ("European  Fund"),  a  series  of
   INVESCO International Funds, Inc.  ("International
   Funds"),  would  acquire  all  of  the  assets  of
   European Small Company Fund, a series of Specialty
   Funds,  in exchange  solely for shares of European
   Fund and the assumption by European Fund of all of
   European   Small   Company   Fund's   liabilities,
   followed by the  distribution  of those  shares to
   the  shareholders  of European Small Company Fund,
   all   as    described    in    the    accompanying
   Prospectus/Proxy Statement;

2. Approval  of an  Agreement  and Plan of Conversion  / /      / /        / /
   and Termination under which European Small Company
   Fund  would  be  reorganized   from  a  series  of
   Specialty  Funds  to  a  series  of  International
   Funds,   as   described   in   the    accompanying
   Prospectus/Proxy Statement;

3. Approval of changes to the fundamental  investment  / /      / /        / /
   policies;

// To vote  against  the  proposed  changes to one or
   more  of  the  specific   fundamental   investment
   policies,  but to approve others,  PLACE AN "X" IN
   THE BOX AT left and indicate the number(s) (as set
   forth in the proxy  statement)  of the  investment
   policy  or  policies  you do not want to change on
   the line below.
   __________________________________________________

5. Ratification      of     the      selection     of  / /      / /        / /
   PricewaterhouseCoopers   LLP  as   the   Company's
   Independent Public Accountants;

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE, OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-525-8085 TOLL FREE OR VISIT HTTP://WWW.INVESCO.COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ].

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Please  sign  exactly as name  appears  hereon.  If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person

________________________                          ________________________
Signature                                         Date

________________________                          ________________________
Signature (Joint Owners)                          Date